Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Datasea Inc. (the “Company”) on Form 10-K for the year ending June 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), we, Zhixin Liu, Chief Executive Officer (Principal Executive Officer), and Mingzhou Sun, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: September 28, 2022	By:	/s/ Zhixin Liu
Zhixin Liu Chief Executive Officer (Principal Executive Officer)

Date: September 28, 2022	By:	/s/ Mingzhou Sun
Mingzhou Sun
Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.